                                    Exhibit 99.1

ADT Reports Second Quarter 2026 Results

Continued strong cash generation
GAAP Operating Cash Flows up 18%, Adjusted Free Cash Flow (including swaps) up 48%
Returned $684 million to shareholders through share repurchases and dividends in first half of the year
Raising full year 2026 financial outlook based on year-to-date performance

BOCA RATON, Fla., July 30, 2026 – ADT Inc. (NYSE: ADT), a leading provider of security, interactive, and smart home solutions serving residential and small business customers in the U.S., today reported results for the second quarter of 2026. Financial highlights for the second quarter are set forth below with variances on a year-over-year basis unless otherwise noted.

•Total revenue increased 2% to $1.3 billion
•Solid core operating metrics with end-of-period recurring monthly revenue (RMR) of $360 million, gross revenue attrition of 13.1%, and revenue payback at 2.3 years
•GAAP income from continuing operations of $155 million, or $0.19 per diluted share, down $13 million
•Adjusted income from continuing operations of $180 million, or $0.23 per diluted share, down $12 million
•Net cash provided by operating activities of $666 million, up $102 million; Adjusted Free Cash Flow (including interest rate swaps) of $406 million, up $133 million

“ADT delivered another quarter of solid performance reflecting the resilience of our business model. Strong cash generation supported significant capital returns to shareholders, including elevated share repurchases, underscoring our disciplined approach to capital allocation while continuing to invest in the business,” said ADT Chairman, President and CEO, Jim DeVries. “We continue to advance our strategy by expanding the capabilities and reach of our ADT+ platform, progressing the development and integration of our proprietary ambient sensing technology, and launching ADT Blu to broaden our channel reach and self-service offerings. Concurrently, we remain focused on improving attrition trends as we navigate a dynamic and competitive environment. We are well positioned to build on our progress through the second half of the year and deliver on our 2026 outlook while creating long-term shareholder value.”

Business Highlights
Innovative Offerings, Unrivaled Safety and Premium Experience: The Company is undertaking focused initiatives to drive growth, strengthen brand loyalty, and improve customer acquisition efficiency while advancing its core mission of providing peace of mind. Recent progress on these initiatives is described below.

•Broadening customer choice and market reach – Launched ADT Blu, a self-installed security solution that combines the convenience of DIY setup with the flexibility of the ADT+ platform and optional professional monitoring, while expanding customer reach through new channels such as Amazon.

•Advancing AI-powered customer service – Continued to scale AI-powered customer service capabilities, including AI-driven call routing and virtual AI agents, to improve issue resolution, streamline customer interactions, and enhance the customer experience. These efforts, together with digital self-service initiatives, also improved service efficiency across customer support operations.

•Leadership in presence sensing technology – Continued progress on commercialization of Wi‑Fi-based sensing capabilities, including initial manufacturing of smart plug device, supporting the development of innovative privacy-preserving security and smart home use cases powered through the ADT+ platform.

•Industry leadership in connected home standards – Joined the Board of Directors of the Connectivity Standards Alliance (CSA), reinforcing ADT’s role in advancing industry standards and helping shape the future of connected living and advancing interoperable smart home standards.

•Recognized for customer trust and excellence – ADT received multiple 2026 recognitions from ConsumerAffairs, Newsweek, and TIME for customer service, brand trust, product quality, and overall company performance, reinforcing its leadership position and commitment to delivering exceptional customer experiences.

Unlocking Shareholder Value: The Company is focused on continuing to generate significant cash flow, enabling direct capital returns to shareholders while maintaining a healthy balance sheet.

•Share repurchases – During the second quarter, the Company repurchased and retired 68 million shares of its common stock for an aggregate price of $478 million, including 29 million shares repurchased in connection with a secondary offering of 102 million shares of common stock by Apollo. Following the completion of the offering, Apollo no longer owns shares of the Company’s common stock.

•Strategic bulk account purchase – The Company completed a bulk purchase of approximately 10,000 customer accounts for $18 million cash.

Results of Operations (1)(2)

(in millions, except revenue payback, attrition, and per share data)	Three Months Ended June 30,
	2026	2025	Change		% Change
	GAAP
Monitoring and related services	$1,082	$1,090		$(8)	(1)%
Security installation, product, and other	230	197	33		17%
Total revenue	$1,312	$1,287		$25	2%

Income (loss) from continuing operations	$155	$168		$(13)	(8)%
Income (loss) from continuing operations per share - diluted	$0.19	$0.19		$—	—%

Net cash provided by (used in):
Operating activities	$666	$564		$102	18%
Investing activities	$(261)	$(364)		$103	28%
Financing activities	$(529)	$(138)		$(391)	(282)%

	Non-GAAP Measures
Adjusted EBITDA from continuing operations	$671	$674		$(3)	—%
Adjusted income (loss) from continuing operations	$180	$191		$(12)	(6)%
Adjusted EPS	$0.23	$0.23		$—	—%
Adjusted Free Cash Flow (including interest rate swaps)	$406	$274		$133	48%

	Other Measures
Trailing twelve-month revenue payback	2.3 years	2.3 years	—	years	—%
Trailing twelve-month gross customer revenue attrition	13.1%	12.8%	30 bps		N/A
RMR	$360	$363		$(3)	(1)%
Total revenue was $1,312 million for the second quarter, up 2%. The increase was primarily driven by higher security installation, product, and other revenue due to an increase in the mix of professionally installed systems under the outright sales model. Monitoring and related services (M&S) revenue reflects the revenue loss from the October 2025 divestiture of the multifamily business.
Income from continuing operations was $155 million, or $0.19 per diluted share, for the second quarter, down $13 million. This was primarily attributable to higher selling, general, and administrative expenses partially offset by increased revenue net of related costs.
Adjusted income from continuing operations was $180 million, or $0.23 per diluted share, for the second quarter, down $12 million, driven primarily by the same factors noted.
In addition to the factors above, earnings per share metrics benefited from a lower weighted-average diluted share count as a result of share repurchases.

Balance Sheet and Cash Flow
For the second quarter, net cash provided by operating activities was $666 million, up $102 million and Adjusted Free Cash Flow (including interest rate swaps) was $406 million, up $133 million. These measures benefited primarily from lower cash taxes and working capital discipline. Adjusted Free Cash Flow also benefited from lower spending on subscriber acquisition.
In May, the Company secured an additional $100 million of incremental borrowings under its First Lien Term Loan A due 2030, further enhancing financial flexibility.
Total cash and cash equivalents as of June 30, 2026 were $4 million and no amounts were outstanding under the Company’s First Lien Revolving Credit Facility.
The Company returned $523 million of capital to shareholders during the quarter, including $478 million of share repurchases and $45 million of dividend payments. Through the end of the second quarter, the Company has repurchased 86 million shares returning $684 million to shareholders through share repurchases and dividends. As of June 30, 2026, the Company has $906 million remaining available for repurchases.

2026 Financial Outlook (3)
Based on performance through the end of the second quarter and expected progress during the second half of the year, the Company is raising its 2026 financial outlook and now projects Adjusted Free Cash Flow (including interest rate swaps) growth of approximately 30% versus the prior year, Total Revenue growth of approximately 2% versus the prior year, and Adjusted EPS growth of approximately 2% versus the prior year. This outlook reflects recent and continued prioritization of cash flow, share repurchases, and disciplined subscriber acquisition spending as well as investments in growth initiatives expected to benefit future periods.

Dividend Declaration
Effective July 30, 2026, the Company’s Board of Directors declared a cash dividend of $0.055 per share to holders of the Company’s common stock and Class B common stock of record as of September 10, 2026. This dividend will be paid on October 1, 2026.

_____________________

(1)	All variances are year-over-year unless otherwise noted. The Company may sometimes present various non-GAAP and other operating measures. Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow (including interest rate swaps), Adjusted Income (Loss), Adjusted Diluted Income (Loss) per share (or, Adjusted EPS), Net Debt, and Net Leverage Ratio are non-GAAP measures. Refer to the “Non-GAAP Measures” section for the definitions of the terms and reconciliations to the most comparable GAAP measures for those measures included herein. Operating metrics such as Gross Customer Revenue Attrition, Unit Count, RMR, Gross RMR Additions, and Revenue Payback are approximated as there may be variations to reported results in each period due to certain adjustments the Company might make in connection with the integration over several periods of acquired companies that calculated these metrics differently, or otherwise, including periodic reassessments and refinements in the ordinary course of business. These refinements, for example, may include changes due to systems conversion or historical methodology differences in legacy systems. Results of the former commercial and solar businesses are presented as discontinued operations. Except for cash flow measures, and unless otherwise noted, amounts herein reflect the results of the Company’s continuing operations only.
(2)	Amounts may not sum due to rounding.
(3)
The Company is not providing forward-looking guidance or discussing long-range outlook for U.S. GAAP financial measures other than Revenue, nor can the Company provide quantitative reconciliation to the most directly comparable GAAP measures for its non-GAAP financial measures because the GAAP measures cannot be reliably estimated and the reconciliations cannot be performed without unreasonable effort due to their dependence on future uncertainties and adjusting items that the Company cannot reasonably predict at this time but which may be material. Please see "Non-GAAP Measures" for additional information.

Conference Call
As previously announced, management will host a conference call at 10 a.m. ET today to discuss the Company’s second quarter 2026 results and conduct a question-and-answer session. Participants may listen to a live webcast through the investor relations website at investor.adt.com. Alternatively, participants may listen to the live call by dialing 1-833-461-5787 (toll-free) or 1-585-542-9983 and providing the access code 130714042. A replay of the webcast will be available on the website within 24 hours after the event.
A slide presentation highlighting the Company’s results will also be available on the Investor Relations section of the Company’s website. From time to time, the Company may use its website as a channel of distribution of material Company information. Financial and other material information regarding the Company is routinely posted on and accessible at investor.adt.com.
About ADT Inc.
ADT is a leading provider of security, interactive, and smart home solutions serving residential and small business customers in the U.S. Through innovative offerings, unrivaled safety, and a premium customer experience delivered by the largest network of smart home security professionals in the U.S., ADT empowers people to protect and connect to what matters most, every second, every day. For more information, visit www.adt.com.

Investor Relations:	Media Relations:
investorrelations@adt.com Tel: 888-238-8525	media@adt.com

Forward-Looking Statements
ADT has made statements in this press release that are forward-looking and therefore subject to risks and uncertainties, including those described below. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to, among other things, the Company’s capital allocation priorities and commitments; the Company’s expected future financial results, including the Company’s financial outlook and/or guidance and multi-year targets, which include Total Revenue, Adjusted Diluted Income (Loss) per Share (“Adjusted EPS”), Adjusted Free Cash Flow (including interest rate swaps) and Net Leverage Ratio; the Company’s partnership programs and the bulk purchase of customer accounts; initiatives with respect to the Company’s products and services, including ADT+, ADT Blu, Origin AI’s presence sensing technology, and the expected benefits and capabilities of such products and services; the Company’s ability to successfully execute and scale its DIY offerings; the Company’s development, deployment, and integration of AI in its products, services, and operations, including AI-driven customer interactions, virtual agents, operational efficiencies, and home intelligence capabilities; the payment of any dividend to the Company’s stockholders; and the expectations, plans and objectives of management; any stated or implied outcomes with regard to the foregoing; and other matters. Without limiting the generality of the preceding sentences, any time we use the words “ongoing,” “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “possible,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “potential,” “outlook,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. We caution that these statements are subject to risks and uncertainties, many of which are outside of the Company’s control and could cause future events or results to be materially different from those stated or implied in this press release, including, among others, risks and uncertainties related to the Company’s divestiture of its commercial business (the “Commercial Divestiture”) and the Company’s exit from its residential solar business (the “ADT Solar Exit”); the Company’s ability to successfully integrate the acquisition of Origin AI and realize expected benefits of the acquisition; the Company’s ability to execute on transformation initiatives, including technology initiatives related to artificial intelligence and whole-home intelligence; the Company’s ability to maintain and grow the Company’s existing customer base, including the conversion of customers who continue to utilize outdated technology, and to integrate strategic bulk purchases of customer accounts; activity in repurchasing shares of ADT’s common stock under the Company’s current share repurchase plan; dividend rates or yields for any future quarter; the impact of cyber attacks or related breaches with respect to information technology systems, cybersecurity, or data security involving the Company, our business partners, or other third parties whose systems are interconnected with ours, and any future or still undetected attacks or incidents; any material changes to the valuation allowances the Company takes with respect to its deferred tax assets; any changes in regulations or laws, global, economic, sovereign, political, or financial conditions, including labor and tax law changes or any impacts on the global economy or consumer discretionary spending due to tariffs or otherwise, changes to privacy requirements, changes to telemarketing, email marketing and similar consumer protection laws, interest volatility, and trade tariffs and restrictions applicable to the products we sell; the Company’s dependence on third-party providers, suppliers, and dealers to enable it to produce and distribute its products and services in a cost-effective manner that protects the Company’s brand; the Company’s ability to effectively implement its strategic partnership with, and utilize any of the amounts invested by, Google; the Company’s ability to expand ADT+ and achieve expected adoption and customer engagement; risks related to the Company's use of AI in its products, services, and operations, including evolving legal and regulatory requirements, technological limitations, potential liability, and reputational concerns; the expected shift in the Company's transaction mix (including increased outright equipment sales) and the related effects on the timing and mix of revenue and costs; and risks that are described in the Company’s most recently filed Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in those reports, and in the Company’s other filings with the SEC. Any forward-looking statement made in this press release speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, unless required by law.

ADT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data) (Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change
Revenue:
Monitoring and related services	$1,082	$1,090	$(8)	(1)%	$2,163	$2,173	$(11)	—%
Security installation, product, and other	230	197	33	17%	428	381	47	12%
Total revenue	1,312	1,287	25	2%	2,591	2,555	36	1%
Cost of revenue (exclusive of depreciation and amortization shown separately below):
Monitoring and related services	156	162	(5)	(3)%	312	320	(8)	(2)%
Security installation, product, and other	107	88	19	21%	194	171	24	14%
Total cost of revenue	264	250	13	5%	506	490	16	3%
Selling, general, and administrative expenses	386	356	30	8%	751	725	26	4%
Depreciation and intangible asset amortization	347	339	8	2%	692	678	14	2%
Operating income (loss)	316	342	(26)	(8)%	641	661	(20)	(3)%
Interest expense, net	(102)	(116)	14	(12)%	(201)	(237)	36	(15)%
Other income (expense)	2	1	1	N/M	3	(4)	7	N/M
Income (loss) from continuing operations before income taxes	216	227	(11)	(5)%	443	420	23	5%
Income tax benefit (expense)	(61)	(59)	(2)	(4)%	(119)	(110)	(9)	(8)%
Income (loss) from continuing operations	155	168	(13)	(8)%	324	311	14	4%
Income (loss) from discontinued operations, net of tax	(1)	(3)	2	60%	(2)	(5)	3	58%
Net income (loss)	$154	$165	$(11)	(7)%	$322	$305	$17	6%

Common Stock:
Income (loss) from continuing operations per share - basic	$0.20	$0.20			$0.41	$0.37
Income (loss) from continuing operations per share - diluted	$0.19	$0.19			$0.39	$0.35

Net income (loss) per share - basic	$0.20	$0.20			$0.41	$0.36
Net income (loss) per share - diluted	$0.19	$0.18			$0.38	$0.34

Weighted-average shares outstanding - basic	706	778			733	793
Weighted-average shares outstanding - diluted	765	840			794	856

Class B Common Stock:
Income (loss) from continuing operations per share - basic	$0.20	$0.20			$0.41	$0.37
Income (loss) from continuing operations per share - diluted	$0.19	$0.19			$0.39	$0.35

Net income (loss) per share - basic	$0.20	$0.20			$0.41	$0.36
Net income (loss) per share - diluted	$0.19	$0.18			$0.38	$0.34

Weighted-average shares outstanding - basic	55	55			55	55
Weighted-average shares outstanding - diluted	55	55			55	55
Note: amounts may not sum due to rounding

ADT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions) (Unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$4	$81
Restricted cash and restricted cash equivalents	24	28
Accounts receivable, net	373	385
Inventories, net	184	202
Prepaid expenses and other current assets	180	250
Total current assets	764	946
Property and equipment, net	284	243
Subscriber system assets, net	2,696	2,791
Intangible assets, net	4,807	4,818
Goodwill	4,992	4,886
Deferred subscriber acquisition costs, net	1,509	1,452
Other assets	688	683
Total assets	$15,739	$15,819

Liabilities and stockholders' equity
Current liabilities:
Current maturities of long-term debt	$241	$310
Accounts payable	192	107
Deferred revenue	245	244
Accrued expenses and other current liabilities	431	352
Total current liabilities	1,108	1,013
Long-term debt	7,447	7,379
Deferred subscriber acquisition revenue	2,062	2,084
Deferred tax liabilities	1,298	1,267
Other liabilities	347	297
Total liabilities	12,262	12,040

Total stockholders' equity	3,477	3,779
Total liabilities and stockholders' equity	$15,739	$15,819
Note: amounts may not sum due to rounding

ADT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income (loss)	$154	$165	$322	$305
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and intangible asset amortization	347	339	692	678
Amortization of deferred subscriber acquisition costs	69	62	137	123
Amortization of deferred subscriber acquisition revenue	(90)	(90)	(179)	(178)
Share-based compensation expense	19	12	32	32
Deferred income taxes	12	—	18	2
Provision for losses on receivables and inventory	53	48	118	101
Loss on extinguishment of debt	—	—	—	6
Goodwill, intangible, and other asset impairments	—	2	—	2
Unrealized (gain) loss on interest rate swap contracts	10	17	17	42
Other non-cash items, net	15	20	33	39
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Deferred subscriber acquisition costs	(100)	(96)	(194)	(189)
Deferred subscriber acquisition revenue	47	58	98	115
Other, net	131	28	210	(48)
Net cash provided by (used in) operating activities	666	564	1,304	1,031

Cash flows from investing activities:
Dealer generated customer accounts and bulk account purchases	(137)	(224)	(239)	(331)
Subscriber system asset expenditures	(79)	(104)	(170)	(209)
Purchases of property and equipment	(46)	(38)	(95)	(83)
Acquisition of businesses, net of cash acquired	—	—	(164)	—
Proceeds (payments) from interest rate swaps	1	(1)	1	(1)
Other investing, net	—	2	—	2
Net cash provided by (used in) investing activities	(261)	(364)	(667)	(623)

Cash flows from financing activities:
Proceeds from long-term borrowings	250	93	250	730
Repayment of long-term borrowings, including call premiums	(236)	(139)	(247)	(650)
Proceeds from receivables facility	54	82	103	147
Repayment of receivables facility	(70)	(38)	(130)	(115)
Proceeds (payments) from interest rate swaps	12	17	24	34
Repurchases of common stock, including excise tax	(484)	(99)	(600)	(495)
Dividends on common stock	(45)	(47)	(90)	(96)
Payments on finance leases	(8)	(7)	(15)	(14)
Other financing, net	(1)	—	(13)	—
Net cash provided by (used in) financing activities	(529)	(138)	(718)	(460)

Cash and cash equivalents and restricted cash and restricted cash equivalents:
Net increase (decrease)	(124)	61	(81)	(52)
Beginning balance	152	91	109	204
Ending balance	$28	$152	$28	$152
Note: amounts may not sum due to rounding

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
ADT sometimes uses information (“non-GAAP financial measures”) that is derived from the consolidated financial statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under SEC rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.
The following information includes definitions of the Company’s non-GAAP financial measures used in this release, reasons management believes these measures are useful to investors regarding the Company’s financial condition and results of operations, additional purposes, if any, for which management uses the non-GAAP financial measures, and limitations to using these non-GAAP financial measures, as well as reconciliations of these non-GAAP financial measures to the most comparable GAAP measures. Each non-GAAP financial measure is presented following the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The limitations of non-GAAP financial measures are best addressed by considering these measures in conjunction with the appropriate GAAP measures. In addition, computations of these non-GAAP measures may not be comparable to other similarly titled measures reported by other companies.
With regard to the Company’s financial outlook for 2026 and long-range framework, the Company is not providing quantitative reconciliations for forward-looking Adjusted EPS to GAAP diluted income (loss) per share from continuing operations or Adjusted Free Cash Flow (including interest rate swaps) to GAAP net cash provided by operating activities, which are the most directly comparable respective GAAP measures. These GAAP measures cannot be reliably predicted or estimated without unreasonable effort due to their dependence on future uncertainties, such as the adjustment of items used in the following reconciliations. Additionally, information not currently available to the Company about other adjusting items could have a potentially unpredictable and potentially significant impact on future GAAP financial results.
Unless otherwise noted, non-GAAP measures herein reflect the results of the Company’s continuing operations.

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
Free Cash Flow, Adjusted Free Cash Flow, and Adjusted Free Cash Flow including interest rate swaps
The Company defines Free Cash Flow as cash flows from operating activities less cash outlays related to capital expenditures. The Company defines capital expenditures to include accounts purchased through the Company’s network of authorized dealers or third parties outside of the Company’s authorized dealer network, subscriber system asset expenditures, and purchases of property and equipment. These items are subtracted from cash flows from operating activities because they represent long-term investments that are required for normal business activities.
The Company defines Adjusted Free Cash Flow as Free Cash Flow adjusted for net cash flows related to (i) net proceeds or payments from the Company’s consumer receivables facility; (ii) restructuring and integration payments; (iii) integration-related capital expenditures; and (iv) transaction costs and other payments or receipts that may mask operating results or business trends. Adjusted Free Cash Flow including interest rate swaps reflects Adjusted Free Cash Flow plus net cash settlements on interest rate swaps presented outside of net cash provided by (used in) operating activities.
The Company believes the presentations of these non-GAAP measures are appropriate to provide investors with useful information about the Company’s ability to repay debt, pay dividends, repurchase shares, and make other investments. The Company believes the presentation of Adjusted Free Cash Flow is also a useful measure of the cash flow attributable to normal business activities, inclusive of the net cash flows associated with the acquisition of subscribers, as well as the Company’s ability to repay debt, pay dividends, repurchase shares, and make other investments. Further, Adjusted Free Cash Flow including interest rate swaps is a useful measure of Adjusted Free Cash Flow inclusive of all cash interest.
There are material limitations to using these non-GAAP measures. These non-GAAP measures adjust for cash items that are ultimately within management’s discretion to direct, and therefore, may imply that there is less or more cash available than the most comparable GAAP measure. These non-GAAP measures are not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Net cash provided by (used in):
Operating activities	$666	$564	$1,304	$1,031
Investing activities	$(261)	$(364)	$(667)	$(623)
Financing activities	$(529)	$(138)	$(718)	$(460)

Net cash provided by (used in) operating activities	$666	$564	$1,304	$1,031
Dealer generated customer accounts and bulk account purchases	(137)	(224)	(239)	(331)
Subscriber system asset expenditures	(79)	(104)	(170)	(209)
Purchases of property and equipment	(46)	(38)	(95)	(83)
Free Cash Flow	404	198	801	407
Net proceeds (payments) from receivables facility	(17)	44	(27)	32
Merger, restructuring and integration payments(1)	1	3	14	8
Other, net(2)	5	12	8	20
Adjusted Free Cash Flow	$394	$257	$795	$467
Interest rate swaps presented outside operating activities(3)	13	16	25	33
Adjusted Free Cash Flow (including interest rate swaps)	$406	$274	$820	$500
Note: amounts may not sum due to rounding
_______________________
(1)During 2026, primarily includes costs related to the Origin AI Acquisition.
(2)For the periods presented, primarily includes net outflows related to the former Solar business.
(3)Includes net settlements related to interest rate swaps presented outside of net cash provided by (used in) operating activities.

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
Adjusted EBITDA from Continuing Operations (“Adjusted EBITDA”) and Adjusted EBITDA Margin from Continuing Operations (“Adjusted EBITDA Margin”)
The Company defines Adjusted EBITDA as income (loss) from continuing operations adjusted for (i) interest; (ii) taxes; (iii) depreciation and amortization, including depreciation of subscriber system assets and other fixed assets and amortization of dealer and other intangible assets; (iv) amortization of deferred costs and deferred revenue associated with subscriber acquisitions; (v) share-based compensation expense; (vi) merger, restructuring, integration, and other items; (vii) impairment charges; and (viii) other non-cash or non-routine adjustments not necessary to operate our business.
The Company believes Adjusted EBITDA is useful to investors to measure the operational strength and performance of its business. The Company believes the presentation of Adjusted EBITDA is useful as it provides investors additional information about operating profitability adjusted for certain non-cash items, non-routine items the Company does not expect to continue at the same level in the future, as well as other items not core to its operations. Further, the Company believes Adjusted EBITDA provides a meaningful measure of operating profitability because the Company uses it for evaluating business performance, making budgeting decisions, and comparing company performance against other peer companies using similar measures.
There are material limitations to using Adjusted EBITDA as it does not include certain significant items which directly affect income (loss) from continuing operations (the most comparable GAAP measure).
The discussion above is also applicable to Adjusted EBITDA margin, which is calculated as Adjusted EBITDA as a percentage of total revenue.

	Three Months Ended June 30,
(in millions)	2026	2025
Income (loss) from continuing operations	$155	$168
Interest expense, net	102	116
Income tax expense (benefit)	61	59
Depreciation and intangible asset amortization	347	339
Amortization of deferred subscriber acquisition costs	69	62
Amortization of deferred subscriber acquisition revenue	(90)	(90)
Share-based compensation expense	19	12
Merger, restructuring, integration and other(1)	5	3
Unrealized gain (loss) on interest rate swaps(2)	4	4
Other, net	(1)	1
Adjusted EBITDA	$671	$674

Income (loss) from continuing operations to total revenue ratio	12%	13%
Adjusted EBITDA Margin (as percentage of Total Revenue)	51%	52%
Note: amounts may not sum due to rounding
_______________________
(1)During 2026, primarily includes costs related to restructuring expenses.
(2)Includes the unrealized gain or loss on interest rate swaps presented in other income (expense).

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
Adjusted Income (Loss) from Continuing Operations (“Adjusted Income (Loss)”) and Adjusted Diluted Income (Loss) per Share from Continuing Operations (“Adjusted Diluted Income (Loss) per Share” or “Adjusted EPS”)
The Company defines Adjusted Income (Loss) as income (loss) from continuing operations adjusted for (i) share-based compensation expense; (ii) merger, restructuring, integration, and other items; (iii) impairment charges; (iv) unrealized (gains) or losses on interest rate swaps; (v) other non-cash or non-routine adjustments not necessary to operate our business; and (vi) the impact these items have on taxes.
The Company defines Adjusted EPS as diluted income (loss) from continuing operations per share adjusted for the per share amounts related to (i) share-based compensation expense; (ii) merger, restructuring, integration, and other items; (iii) impairment charges; (iv) unrealized (gains) or losses on interest rate swaps; (v) other non-cash or non-routine adjustments not necessary to operate our business; and (vi) the impact these items have on taxes.
Adjusted EPS equals Adjusted Income (Loss) divided by diluted weighted-average shares outstanding of common stock as calculated in accordance with GAAP. When the control number for the GAAP calculation is negative, diluted weighted-average shares outstanding of common stock does not include the assumed conversion of Class B common stock and other potential shares, such as share-based compensation awards, to shares of common stock.
The Company believes Adjusted Income (Loss) and Adjusted EPS are benchmarks used by analysts and investors who follow the industry for comparison of our performance with other companies in the industry, although these measures may not be directly comparable to similar measures reported by other companies. The Company believes the presentation of Adjusted EPS is useful to investors as it provides additional information about how our management evaluates the business. Management and the Board also use Adjusted EPS to evaluate the performance of employees (including members of management) and the Company as a whole, as well as to allocate resources.
There are material limitations to using these measures, as they do not reflect certain significant items which directly affect income (loss) from continuing operations and related per share amounts (the most comparable GAAP measures).

	Three Months Ended June 30,
(in millions, except per share data)	2026	2025
Income (loss) from continuing operations	$155	$168
Share-based compensation expense	19	12
Merger, restructuring, integration, and other(1)	5	3
Interest rate swaps, net(2)	10	17
Other, net	(1)	1
Tax adjustments(3)	(7)	(10)
Adjusted Income (Loss) from continuing operations	$180	$191

Diluted weighted-average shares outstanding of Common Stock(4):	765	840

Diluted income (loss) from continuing operations per share of Common Stock	$0.19	$0.19
Share-based compensation expense	0.02	0.01
Merger, restructuring, integration, and other(1)	0.01	—
Interest rate swaps, net(2)	0.01	0.02
Other, net(5)	0.01	—
Tax adjustments(3)	(0.01)	(0.01)
Adjusted EPS	$0.23	$0.23
Note: amounts may not sum due to rounding.
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(1)During 2026, primarily includes costs related to restructuring expenses.
(2)Primarily includes unrealized (gains) or losses on interest rate swaps presented in interest expense, net and other income (expense).
(3)Represents the tax impact on adjustments using the federal and state blended statutory rate.
(4)Refer to the Company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K for further discussion regarding the computation of diluted weighted-average shares outstanding of Common Stock.
(5)Includes the impact related to the two-class method of EPS. Refer to the Company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.